As filed with the Securities and Exchange Commission on July 11, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S–8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE MIDDLEBY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3352497 (I.R.S. Employer Identification No.)

1400 Toastmaster Drive, Elgin, Illinois (Address Of Principal Executive Offices)	60120 (Zip Code)

Amended and Restated 2011 Long-Term Incentive Plan
(Full title of the plan)

Timothy J. FitzGerald
Vice President and Chief Financial Officer
The Middleby Corporation
1400 Toastmaster Drive, Elgin, Illinois 60120
 (Name and address of agent for service)

(847) 741-3300
(Telephone number, including area code, of agent for service)

With a copy to:
Shilpi Gupta
Skadden, Arps, Slate, Meagher & Flom LLP
155 N. Wacker Drive
Chicago, IL 60606
(312) 407-0700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $.01 par value per share	1,000,000	(1)	$122.41	(2)	$122,410,000	(2)	$14,187.32	(2)(3)

(1)              Pursuant to Rule 416(a) under the Securities Act of 1933 (“Securities Act”), the amount to be registered also includes any additional shares and rights that may be subject to issuance in accordance with anti-dilution provisions of the Amended and Restated 2011 Long-Term Incentive Plan.

(2)              Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(c) and (h) under the Securities Act, based upon the average of the high and low sale prices of the Common Stock, $0.01 par value per share (the “Common Stock”), of The Middleby Corporation (the “Company”), reported on the Nasdaq Stock Market on July 6, 2017.

(3)              Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.  Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying 0.0001159 and the proposed maximum aggregate offering price.

EXPLANATORY NOTE

This Registration Statement on Form S–8 is being filed for the purpose of registering additional shares of Common Stock of the Company reserved for issuance under the Company’s Amended and Restated 2011 Long-Term Incentive Plan. These additional shares of Common Stock are additional securities of the same class as other securities for which an original registration statement (File No. 333-176233) on Form S-8 was filed with the Securities and Exchange Commission (the “SEC”) on August 11, 2011.

Pursuant to General Instruction E to Form S–8, the contents of such earlier registration statement are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                 Incorporation of Documents by Reference.

The following documents heretofore filed with the Commission by The Middleby Corporation (the “Company”) (File No. 1-9973) are incorporated by reference into this registration statement:

(a)              the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2016;

(b)              the Company’s Quarterly Report on Form 10–Q for the fiscal quarter ended April 1, 2017;

(c)               the Company’s Current Report on Form 8-K, filed with the Commission on May 11, 2017; and

(d)              the description of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) contained in Item 1 on Form 8–A filed with the Commission on September 8, 2005, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, are hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.                                 Exhibits.

Exhibit Number	Description

4.1

Restated Certificate of Incorporation of The Middleby Corporation (effective as of May 13, 2005), incorporated by reference to the Company’s Form 8–K, Exhibit 3.1, dated April 29, 2005, filed on May 17, 2005.

4.2	Certificate of Amendment to the Company’s Restated Certificate of Incorporation (effective as of May 3, 2007), incorporated by reference to the Company’s Form 8–K, Exhibit 3.1, filed on May 3, 2007.

4.3

Certificate of Amendment to the Company’s Restated Certificate of Incorporation (effective as of May 8, 2014), incorporated by reference to the company’s Form 8-K, Exhibit 3.1, dated filed on May 8, 2014.

4.4	Third Amended and Restated Bylaws of The Middleby Corporation (effective as of May 14, 2013), incorporated by reference to the Company’s Form 8–K, Exhibit 3.1, filed on May 17, 2013.

4.5	Specimen Common Stock certificate (incorporated by reference to Exhibit 7 to the Company’s Registration Statement on Form 8–A filed with the Commission on July 1, 1998).

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP, included in Exhibit 5.1.

24.1*	Powers of attorney (included on the signature pages to this registration statement).

99.1	Amended and Restated 2011 Long Term Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 30, 2017).

* filed herewith

Item 9.                                 Undertakings.

(a)                   The undersigned registrant hereby undertakes:

(1)                   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2)                   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S–8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elgin, state of Illinois, on this 11th day of July, 2017.

THE MIDDLEBY CORPORATION.

By:	/s/ Timothy J. FitzGerald
Name: Timothy J. FitzGerald Title: Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Timothy J. FitzGerald and Martin M. Lindsay, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 11, 2017.

Signature	Title

/s/ Selim A. Bassoul	Chairman of the Board of Directors,
Selim A. Bassoul	President and Chief Executive Officer (Principal Executive Officer)

/s/ Timothy J. FitzGerald	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Timothy J. FitzGerald

/s/ Sarah Palisi Chapin
Sarah Palisi Chapin	Director

/s/ Robert B. Lamb
Robert B. Lamb	Director

/s/ Cathy L. McCarthy
Cathy L. McCarthy	Director

/s/ John R. Miller
John R. Miller	Director

/s/ Gordon O’Brien
Gordon O’Brien	Director

/s/ Nassem Ziyad
Nassem Ziyad	Director

EXHIBIT INDEX

Exhibit Number	Description

4.1

Restated Certificate of Incorporation of The Middleby Corporation (effective as of May 13, 2005), incorporated by reference to the Company’s Form 8–K, Exhibit 3.1, dated April 29, 2005, filed on May 17, 2005.

4.2	Certificate of Amendment to the Company’s Restated Certificate of Incorporation (effective as of May 3, 2007), incorporated by reference to the Company’s Form 8–K, Exhibit 3.1, filed on May 3, 2007.

4.3

Certificate of Amendment to the Company’s Restated Certificate of Incorporation (effective as of May 8, 2014), incorporated by reference to the company’s Form 8-K, Exhibit 3.1, dated filed on May 8, 2014.

4.4	Third Amended and Restated Bylaws of The Middleby Corporation (effective as of May 14, 2013), incorporated by reference to the Company’s Form 8–K, Exhibit 3.1, filed on May 17, 2013.

4.5	Specimen Common Stock certificate (incorporated by reference to Exhibit 7 to the Company’s Registration Statement on Form 8–A filed with the Commission on July 1, 1998).

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP, included in Exhibit 5.1.

24.1*	Powers of attorney (included on the signature pages to this registration statement).

99.1	Amended and Restated 2011 Long Term Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 30, 2017).

* filed herewith